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                                                                      EXHIBIT 11
                             CARDIAC SCIENCE, INC.
                         (A development stage company)

                      COMPUTATION OF PER SHARE INFORMATION

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
                                                        THREE MONTHS ENDED  THREE MONTHS ENDED
                                                          MARCH 31, 1996       MARCH 31, 1995
                                                        ------------------  ------------------
Earnings:
   Net income (loss)................................          $  (217,937)        $  (206,318)
                                                        ==================  ==================

Computation of primary per share information:
 Shares:
   Weighted average number of
    shares outstanding..............................           38,207,844          37,964,344
                                                        ==================  ==================

 Primary earnings per share:
   Net income (loss)................................          $      (.01)        $      (.01)
                                                        ==================  ==================



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